SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2012, Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a credit agreement, by and among the Company, the lenders from time to time party thereto and Royal Bank of Canada as Administrative Agent (the “Credit Agreement”). The Credit Agreement, together with related security, guarantee and other agreements, is referred to as the “Credit Facility”.

The Credit Facility provides for a three-year senior secured revolving credit facility of up to $150.0 million, including a sublimit for letters of credit. The obligations of the Company under the Credit Facility are guaranteed by the Company’s existing and future domestic subsidiaries and are secured by substantially all of the assets of the Company and its subsidiary guarantors.  The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with the Company’s affiliates.  The Credit Agreement also requires the Company to maintain a maximum leverage ratio and minimum interest coverage ratio.

Borrowings under the Credit Facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Royal Bank of Canada, (2) the federal funds effective rate plus 0.50% and (3) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (b) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The applicable margin varies based on the rate selected by the Company above and the Company’s Total Leverage Ratio, as defined in the Credit Agreement. The applicable margin ranges from 2.25% to 2.75% for the Eurodollar rate and 1.25% to 1.75% for the base rate.  During the continuance of an event of default, amounts owing under the Credit Facility will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a commitment fee in respect of the unutilized commitments thereunder of between 0.375% and 0.5% per annum based on the Company’s Total Leverage Ratio.

This description is a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the period ending on December 31, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ David W. J. McGirr
David W. J. McGirr
Senior Vice President and
Chief Financial Officer

Dated: November 27, 2012